CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Contingent Coupon Securities due 2023	$1,350,000	$168.08

August 2018

Pricing Supplement No. 895
Registration Statement Nos. 333-221595; 333-221595-01
Dated August 31, 2018
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

Unlike ordinary debt securities, the Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023, With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent monthly coupon during only the first year of the term of the securities but only if and for as long as the share closing price of the iShares® MSCI Emerging Markets ETF (the “underlying shares”) has remained greater than or equal to 90% of the initial share price, which we refer to as the trigger level, on each day during the first year of the term of the securities. If the share closing price of the underlying shares is less than the trigger level on any day during the first year of the term of the securities, a trigger event will have occurred and you will not receive any contingent monthly coupon payment for the corresponding monthly period or for any subsequent monthly period for the remainder of the term of the securities. Therefore, investors in the securities will permanently forfeit their ability to receive subsequent contingent monthly coupon payments (which would otherwise be payable only during the first year of the term of the securities) if the share closing price declines below the trigger level on any day during the first year of the term of the securities. As a result, investors must be willing to accept the risk of not receiving any contingent monthly coupon payments during the entire term of the securities. In addition, if a trigger event does not occur during the first year of the term of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities, and investors will receive the early redemption payment equal to the stated principal amount of the securities and the final contingent monthly coupon payment but will not participate in any performance of the underlying shares. No further payments will be made on the securities once they have been redeemed. However, if a trigger event does occur on any day during the first year of the term of the securities, investors will receive no further contingent monthly coupon payments and the securities will not be redeemed prior to maturity. Instead, investors will receive a return at maturity based on the performance of the underlying shares over the term of the securities, determined as set forth below. Therefore, if a trigger event occurs and the underlying shares recover such that the final share price is greater than 99% of the initial share price, investors will receive a positive return on their investment. However, if a trigger event occurs and the final share price is less than 99% of the initial share price, investors will lose some or all of their investment. These long-dated securities are for investors who seek an opportunity to earn interest at a potentially above-market rate during only the first year of the term of the securities if and for as long as a trigger event has not occurred on any day during the first year of the term of the securities in exchange for the risk of forfeiting all subsequent contingent monthly coupon payments if a trigger event occurs during the first year of the term of the securities and the risk of losing some or all of their principal if the securities are not automatically redeemed and the iShares® MSCI Emerging Markets ETF closes below 99% of the initial share price on the valuation date. You could lose up to your entire investment in the securities. The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Shares of the iShares® MSCI Emerging Markets ETF (the “Fund”)
Aggregate principal amount:	$1,350,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	August 31, 2018
Original issue date:	September 6, 2018 (3 business days after the pricing date)
Maturity date:	September 6, 2023
Early redemption:	If a trigger event has not occurred on any day during the first year of the term of the securities, the securities will be automatically redeemed for the early redemption payment on September 6, 2019 (subject to postponement if such day is not a business day). No further payments will be made on the securities once they have been redeemed, and investors will not participate in any appreciation of the underlying shares.
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security plus (ii) the contingent monthly coupon with respect to the final coupon payment date.
Contingent monthly coupon:

The securities may pay a contingent monthly coupon during only the first year of the term of the securities, depending on the performance of the underlying shares throughout the first year of the term of the securities, as follows:

•   If a trigger event has not occurred on any day during the first year of the term of the securities on or prior to a monthly monitoring period end-date, we will pay a contingent monthly coupon at an annual rate of 10.75% (corresponding to approximately $8.9583 per month per security) on the related coupon payment date.

The contingent monthly coupons, if any, will be payable only during the first year of the term of the securities. Additionally, if a trigger event does not occur during the first year of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities. Investors will not participate in any appreciation of the underlying shares, and no further payments will be made on the securities once they have been redeemed.

•   If a trigger event has occurred on any day during the first year of the term of the securities on or prior to a monthly monitoring period end-date, no contingent monthly coupon will be paid on the related coupon payment date or on any subsequent coupon payment dates.

Following the occurrence of a trigger event, no further contingent monthly coupon payments will be payable over the remainder of the term of the securities, regardless of the subsequent performance of the underlying shares. Additionally if a trigger event occurs, the securities will not be redeemed prior to maturity and investors will be exposed to the performance of the underlying shares at maturity. See “Payment at maturity” below.

Trigger event:	A trigger event occurs if, on any day during any monthly monitoring period during the first year of the term of the securities, the share closing price of the underlying shares is less than the trigger level. If a trigger event occurs on any day during any monitoring period during the first year of the term of the securities, you will receive no contingent monthly coupon payment on the related coupon payment date or on any subsequent coupon payment dates, the securities will not be automatically redeemed prior to maturity and you will be exposed to the performance of the underlying shares at maturity.
Trigger level:	$38.853, which is equal to 90% of the initial share price
Payment at maturity

If a trigger event has occurred on any day during the first year of the term of the securities, the securities will not be redeemed prior to maturity and you will receive at maturity an amount in cash per $1,000 security equal to:

$900 + ($1,000 x leverage factor x adjusted share return)

If a trigger event has occurred and the final share price is less than 99% of the initial share price, you will lose some or all of your investment. You may lose your entire investment in the securities.

Leverage factor:	1.1111
Adjusted share return:	(final share price – trigger level) / initial share price
Initial share price:	$43.17, which is the share closing price of one underlying share on the pricing date
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$980.60 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per security	$1,000	$0	$1,000
Total	$1,350,000	$0	$1,350,000
(1)	MS & Co. will act as the agent for this offering and will not receive a sales commission in connection with sales of the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this pricing supplement together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this pricing supplement.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2017	Index Supplement dated November 16, 2017	Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

Terms continued from previous page:
Valuation date:	August 31, 2023, subject to postponement for non-trading days and certain market disruption events
Share closing price:	On any trading day, the closing price of one underlying share on such day times the adjustment factor on such day
Final share price:	The closing price of one underlying share on the valuation date times the adjustment factor on such date
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying shares
Monitoring periods:	There are 12 monthly monitoring periods during the first year of the term of the securities. The first monitoring period will consist of each trading day on which no market disruption event occurs from but excluding the pricing date to and including the first monitoring period end-date. Each subsequent monitoring period will consist of each trading day on which no market disruption event occurs from but excluding the prior monitoring period end-date to and including the following monitoring period end-date.
Monitoring period end-dates:	For the first year of the term of the securities, monthly, as set forth under “Monitoring Period End-Dates and Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to September 3, 2019 as the final monitoring period end-date.
Coupon payment dates:	For the first year of the term of the securities, monthly, as set forth under “Monitoring Period End-Dates and Coupon Payment Dates” below. If any coupon payment date is not a business day, that coupon payment, if any, will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. There will under no circumstances be any coupon payments made after the first year of the term of the securities.
CUSIP / ISIN:	61768DCL7 / US61768DCL73
Listing:	The securities will not be listed on any securities exchange.

Monitoring Period End-Dates and Coupon Payment Dates

Monitoring Period End-Dates	Coupon Payment Dates
October 1, 2018	October 4, 2018
October 31, 2018	November 5, 2018
November 30, 2018	December 5, 2018
December 31, 2018	January 4, 2019
January 31, 2019	February 5, 2019
February 28, 2019	March 5, 2019
April 1, 2019	April 4, 2019
April 30, 2019	May 3, 2019
May 31, 2019	June 5, 2019
July 1, 2019	July 5, 2019
July 31, 2019	August 5, 2019
September 3, 2019	September 6, 2019

August 2018	Page 2

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

Investment Summary

Contingent Coupon Securities

Principal at Risk Securities

The Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023, With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities, which we refer to as the securities, provide an opportunity for investors to earn a contingent monthly coupon at an annual rate of 10.75% (corresponding to approximately $8.9583 per month per security) but only if and for as long as the share closing price of the underlying shares has remained greater than or equal to 90% of the initial share price, which we refer to as the trigger level, on each day during the first year of the term of the securities. If the share closing price of the underlying shares is less than the trigger level on any day during the first year of the term of the securities, a trigger event will have occurred and you will not receive any contingent monthly coupon payment for the corresponding monthly period or for any subsequent monthly period for the remainder of the term of the securities. Therefore, investors in the securities will permanently forfeit their ability to receive subsequent contingent monthly coupon payments (which would otherwise be payable only during the first year of the term of the securities) if the share closing price declines below the trigger level on any day during the first year of the term of the securities. In addition, if a trigger event does not occur during the first year of the term of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities, and investors will receive the early redemption payment equal to the stated principal amount of the securities and the final contingent monthly coupon payment but will not participate in any performance of the underlying shares. No further payments will be made on the securities once they have been redeemed. However, if a trigger event does occur on any day during the first year of the term of the securities, investors will receive no further contingent monthly coupon payments and the securities will not be redeemed prior to maturity. Instead, investors will receive a return at maturity based on the performance of the underlying shares over the term of the securities. Therefore, if a trigger event occurs and the underlying shares recover such that the final share price is greater than 99% of the initial share price, investors will receive a positive return on their investment. However, if a trigger event occurs and the final share price is less than 90% of the initial share price, investors will lose some or all of their investment. Investors may lose up to their entire investment in the securities.

Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $980.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the trigger level and the leverage factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent

August 2018	Page 3

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

August 2018	Page 4

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee the repayment of any principal and do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent monthly coupon during only the first year of the securities at a rate of 10.75% per annum but only if and for as long as the share closing price of the underlying shares has remained greater than or equal to 90% of the initial share price, which we refer to as the trigger level, on each day during the first year of the term of the securities. Additionally, if a trigger event has not occurred during the first year of the term of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities, and investors will receive the stated principal amount of the securities plus the final contingent monthly coupon payment but will not participate in any performance of the underlying shares. No further payments will be made on the securities once they have been redeemed. However, if a trigger event occurs on any day during the first year of the term of the securities, investors will receive no further contingent monthly coupon payments and the securities will not be redeemed prior to maturity. Instead, investors will receive a return at maturity based on the performance of the underlying shares. The payment at maturity may be less than the stated principal amount of the securities and may be zero. The return on the securities will vary depending on whether or not a trigger event has occurred during the first year of the term of the securities, as follows:

Scenario 1: A trigger event does not occur on any day during the first year of the term of the securities, and so the securities are automatically redeemed after one year.	This scenario assumes that the underlying shares close at or above the trigger level on every day during the first year of the term of the securities. Therefore, a trigger event has not occurred and investors will receive the contingent monthly coupon on each coupon payment date during the first year of the term of the securities. In addition, the securities will be automatically redeemed at the end of the first year of the term of the securities, and investors will receive the stated principal amount plus the final contingent monthly coupon payment. No further payments will be made on the securities once they have been redeemed, and investors will not participate in any appreciation of the underlying shares.
Scenario 2: A trigger event occurs on any day during the first year of the term of the securities. Investors will forfeit all subsequent contingent monthly coupons and may suffer a loss of principal at maturity.

This scenario assumes that the underlying shares close below the trigger level on any day during the first year of the term of the securities. Therefore, a trigger event has occurred. In this scenario, investors will receive contingent monthly coupons only for the monitoring period(s) prior to the monitoring period in which the trigger event occurs, if any. Therefore, investors either do not receive any contingent monthly coupons during the first year of the term of the securities or they receive contingent monthly coupons on only a limited number of coupon payment dates during the first year of the term of the securities.

In addition, because a trigger event has occurred, the securities will not be redeemed prior to maturity and, at maturity, investors will receive a return based on the performance of the underlying shares over the term of the securities. This means that if the underlying shares recover such that the final share price is greater than 99% of the initial share price, investors will receive a positive return on their investment. However, if the final share price is less than 99% of the initial share price, investors will lose some or all of their investment. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

August 2018	Page 5

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

How the Contingent Coupon Securities Work

August 2018	Page 6

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. The actual initial share price and trigger level are set forth on the cover page of this document. Any payment on the securities is subject to our credit risk. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial share price:	$40
Hypothetical trigger level:	$36, which is 90% of the hypothetical initial share price
Contingent monthly coupon:	10.75% per annum (corresponding to $8.9583 per month per security)*

* The actual contingent coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis. The hypothetical contingent monthly coupon payment of $8.9583 is used in these examples for ease of analysis.

Example 1: A trigger event HAS NOT occurred on any day during the first year of the term of the securities.

Date	Trigger event has occurred on or prior to monitoring period end-date	Payment (per $1,000 principal amount of securities)
First monitoring period end-date	No	$8.9583
Second monitoring period end-date	No	$8.9583
Third through eleventh monitoring period end-dates	No	$8.9583 each (9 x $8.9583 = $80.6250)
Twelfth monitoring period end-date	No	$1,008.9583 (early redemption payment)
Total payments		$1,107.4996 (contingent monthly coupon payments + early redemption payment)

Because a trigger event has not occurred during the first year of the term of the securities, investors receive the contingent monthly coupon payment on each coupon payment date during the first year of the term of the securities. Additionally, because a trigger event has not occurred during the first year of the term of the securities, the securities are automatically redeemed at the end of the first year of the term of the securities. Investors receive the early redemption payment, which equals $1,008.9583 (equal to the stated principal amount of $1,000 plus the final contingent monthly coupon payment). When added to the contingent monthly coupon payments received with respect to the prior coupon payment dates, the total amount paid for each $1,000 principal amount of securities over the one-year term of the securities is $1,107.4996. Investors do not participate in any performance of the underlying shares because a trigger event has not occurred during the first year of the term of the securities. No further payments will be made on the securities once they have been redeemed.

Example 2: A trigger event HAS occurred on or prior to the first monitoring period end-date, and the final share price is less than 99% of the initial share price.

Date	Trigger event has occurred on or prior to monitoring period end-date	Payment (per $1,000 principal amount of securities)
First monitoring period end-date	Yes	$0
Second monitoring period end-date	Yes	$0

August 2018	Page 7

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

Third through twelfth monitoring period end-dates	Yes	$0
Valuation date (final share price = $20)	N/A	$455.5556
Total payments over the five-year term of the securities		$455.5556

Because a trigger event has occurred on or prior to the first monitoring period end-date, investors receive no contingent monthly coupon payment for that monthly period or for any subsequent monthly period during the first year of the term of the securities. Therefore, investors receive no contingent monthly coupon payments. Additionally, the securities are not redeemed prior to maturity. Because the final share price is less than 99% of the initial share price, investors lose some or all of their investment. The payment at maturity is $455.5556 per $1,000 principal amount of securities, representing a substantial loss on the initial investment, calculated as follows:

$900+ ($1,000 × 1.1111 x -40%) = $455.5556

Example 3: A trigger event HAS occurred for the first time between the third monitoring period end-date and the fourth monitoring period end-date, and the final share price is greater than or equal to 99% of the initial share price.

Date	Trigger event has occurred on or before monitoring period end-date	Payment (per $1,000 principal amount of securities)
First monitoring period end-date	No	$8.9583
Second monitoring period end-date	No	$8.9583
Third monitoring period end-date	No	$8.9583
Fourth monitoring period end-date	Yes	$0
Fifth through twelfth monitoring period end-dates	Yes	$0
Valuation date (final share price = $44)	N/A	$1,122.2222
Total payments over the five-year term of the securities		$1,149.0971

Because a trigger event has occurred between the third monitoring period end-date and the fourth monitoring period end-date, investors receive no contingent monthly coupon payment for the fourth monthly period or for any subsequent monthly period. Additionally, the securities are not redeemed prior to maturity. Because a trigger event has occurred and the adjusted share return is 20.00%, the payment at maturity will be $1,122.2222 per $1,000 principal amount of securities, calculated as follows:

$900 + ($1,000 × 1.1111 x 20%) = $1,122.2222

When added to the contingent monthly coupon payments received with respect to the prior monitoring period end-dates, the total amount paid for each $1,000 principal amount of securities over the five-year term of the securities is $1,149.0971.

August 2018	Page 8

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

Example 4: A trigger event HAS occurred for the first time between the fifth monitoring period end-date and the sixth monitoring period end-date, and the final share price is less than 99% of the initial share price.

Date	Trigger event has occurred on or before monitoring period end-date	Payment (per $1,000 principal amount of securities)
First monitoring period end-date	No	$8.9583
Second monitoring period end-date	No	$8.9583
Third monitoring period end-date	No	$8.9583
Fourth monitoring period end-dates	No	$8.9583
Fifth monitoring period end-dates	Yes	$0
Sixth monitoring period end-date	Yes	$0
Seventh through twelfth monitoring period end-dates	Yes	$0
Valuation date (final share price = $24)	N/A	$566.6667
Total payments over the five-year term of the securities		$602.4999

Because a trigger event has occurred between the fifth monitoring period end-date and the sixth monitoring period end-date, investors receive no contingent monthly coupon payment for the sixth monthly period or for any subsequent monthly period. Additionally, the securities are not redeemed prior to maturity. Because a trigger event has occurred and the adjusted share return is -30.00%, the payment at maturity will be $566.6667 per $1,000 principal amount of securities, representing a substantial loss on the initial investment, calculated as follows:

$900 + ($1,000 × 1.1111 x -30%) = $566.6667

When added to the contingent monthly coupon payments received with respect to the prior monitoring period end-dates, the total amount paid for each $1,000 principal amount of securities over the five-year term of the securities is $602.4999.

If a trigger event occurs on any day during the first year of the term of the securities, you will receive no subsequent contingent monthly coupon payments and the securities will not be redeemed prior to maturity. Under these circumstances, you will be exposed to the performance of the underlying shares at maturity, and if the final share price is less than 99% of the initial share price, you will lose some or all of your investment.

August 2018	Page 9

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying index supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the repayment of any principal. Instead, if a trigger event has occurred on any day during the first year of the term of the securities and the final share price is less than 99% of the initial share price, you will lose some or all of your investment. Accordingly, investors may lose their entire investment in the securities.

▪	If a trigger event occurs, you will forfeit all subsequent coupons and you will be exposed to the performance of the underlying shares at maturity. If a trigger event occurs on any day during the first year of the term of the securities, you will receive no subsequent contingent monthly coupon payments and the securities will not be redeemed prior to maturity. Under these circumstances, you will be exposed to the performance of the underlying shares at maturity, and if the final share price is less than 99% of the initial share price, you will lose some or all of your investment. For purposes of determining whether or not a trigger event has occurred, the share closing price will be monitored on every day during the first year of the term of the securities, and therefore it is more likely that a trigger event will occur than if the share closing price were monitored less frequently.

▪	The securities do not guarantee the payment of any interest. The opportunity to receive contingent monthly coupon payments will exist only during the first year of the term of the securities, and it will be permanently forfeited if a trigger event occurs. The securities do not guarantee the payment of any interest. The contingent monthly coupon payments, if any, will be potentially available during only the first year of the term of the securities. Moreover, if the share closing price of the underlying shares is less than the trigger level on any day during the first year of the term of the securities, you will not receive a contingent monthly coupon payment for that monthly period or for any subsequent monthly period. Even if the share closing price of the underlying shares subsequently appreciates following the occurrence of a trigger event, you will receive no further contingent monthly coupon payments. A trigger event could occur as early as during the first monitoring period, in which case you will receive no contingent monthly coupon payments over the entire term of the securities. The overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity. Additionally, if a trigger event occurs on any day during the first year of the term of the securities and the final share price is less than 99% of the initial share price, investors will lose some or all of their investment at maturity.

▪	If a trigger event does not occur during the first year of the term of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities, and the appreciation potential of the securities will be limited to the contingent monthly coupon payments that will be paid during the first year of the term of the securities. If a trigger event does not occur during the first year of the term of the securities, the securities will be automatically redeemed after the first year of the term of the securities and you will not participate in the performance of the underlying shares. Under these circumstances, the return on the securities will be limited to the contingent monthly coupon payments, regardless of any appreciation in the price of the underlying shares, which may be significant. If you receive all available contingent monthly coupon payments during the first year of the term of the securities because a trigger event does not occur, you will receive only the principal amount of your securities (plus the final contingent monthly coupon payment) upon early redemption, and you will not benefit from the leverage factor or any appreciation of the underlying shares.

▪	The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

o	whether a trigger event has occurred on any day during the first year of the term of the securities,

August 2018	Page 10

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

o	the trading price, volatility (frequency and magnitude of changes in value) and dividends of the underlying shares and of the stocks composing the MSCI Emerging Markets IndexSM (the “share underlying index”),

o	interest and yield rates in the market,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or the securities markets generally and which may affect the price of the underlying shares,

o	the time remaining until the securities mature,

o	the exchange rates of the U.S. dollar relative to the currency in which the stocks underlying the share underlying index trade

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the value of the iShares® MSCI Emerging Markets ETF at the time of sale is near or below the trigger level or if market interest rates rise.

You cannot predict the future performance of the iShares® MSCI Emerging Markets ETF based on their historical performance. The share closing price of the underlying shares may decrease and be below the trigger level on any day during the first year of the term of the securities so that you will forfeit some or all of the contingent monthly coupon payments, or be below 99% of the initial share price on the valuation date so that you will lose some or all of your initial investment in the securities. See “iShares® MSCI Emerging Markets ETF Historical Performance” below.

▪	There are risks associated with investments in securities, such as the securities, linked to the value of foreign (and especially emerging markets) equity securities. The underlying shares track the performance of the MSCI Emerging Markets IndexSM, which is linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM and that are generally tracked by the underlying shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	The price of the underlying shares is subject to currency exchange risk. Because the price of the underlying shares is related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets IndexSM, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and

August 2018	Page 11

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets IndexSM, the price of the underlying shares will be adversely affected and the payment on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets IndexSM and the United States.

▪	All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets IndexSM and the United States and other countries important to international trade and finance.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on any coupon payment date and at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Not equivalent to investing in the underlying shares or the stocks composing the share underlying index. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying index or the stocks that constitute the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index.

▪	If a trigger event occurs on any day during the first year of the term of the securities, the amount payable at maturity is not linked to the value of the underlying shares at any time other than the valuation date. The final share price will be based on the share closing price on the valuation date, subject to postponement for non-trading days and certain market disruption events. If a trigger event occurs on any day during the first year of the term of the securities, even if the value of the underlying shares appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity will be less than it would have been had the payment at maturity been linked to the value of the underlying shares prior to such drop. Although the actual value of the underlying shares on the stated maturity date or at other times during the term of the securities may be higher than the share closing price on the valuation date, if a trigger event occurs on any day during the first year of the term of the securities, the payment at maturity will be based solely on the share closing price on the valuation date.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will not participate in any appreciation of the

August 2018	Page 12

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

underlying shares and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed at any time other than at the end of the first year of the term of the securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	Adjustments to the underlying shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the Fund, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the Fund. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the share underlying index. MSCI may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. MSCI may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the underlying shares, and consequently, the value of the securities.

▪	The performance and market price of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the underlying shares. The underlying shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of underlying shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the underlying shares may impact the variance between the performances of underlying shares and the share underlying index. Finally, because the shares of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlying shares may differ from the net asset value per share of the underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying shares, and their ability to create and redeem shares of the underlying shares may be disrupted. Under these circumstances, the market price of shares of the underlying shares may vary substantially from the net asset value per share of the underlying shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the underlying shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the underlying shares. Any of these events could materially and adversely affect the price of the shares of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the underlying shares on the valuation date, even if the underlying shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the underlying shares.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be

August 2018	Page 13

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying shares or the share underlying index), including trading in the underlying shares and in other instruments related to the underlying shares or the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares or the stocks that constitute the share underlying index and other financial instruments related to the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price and, therefore, could have increased (i) the trigger level, which is the value at or above which the underlying shares must close on each day

August 2018	Page 14

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

during the first year of the term of the securities so that you receive a contingent monthly coupon on the securities, and (ii) the value at or above which the underlying shares must close on the valuation date (if the securities are not redeemed prior to maturity) so that you do not lose some or all of your investment at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying shares during the term of the securities and accordingly, the payout to you at maturity, if any, and whether we pay a contingent monthly coupon on the securities.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial share price and the trigger level, and will determine the daily share closing price, including the final share price, whether a trigger event has occurred, whether the contingent monthly coupon will be paid on each coupon payment date, whether a market disruption event has occurred and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the share closing price in the event of a market disruption event or discontinuance of the underlying shares. These potentially subjective determinations may affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Additional Information About the Securities—Additional Provisions—Calculation agent,” “—Market disruption event,” “—Postponement of valuation date,” “—Discontinuance of the underlying shares and/or the share underlying index; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default,” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of, and the risks associated with, an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. Moreover, there is a substantial risk that the “constructive ownership” rule could apply to the securities, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. It is also possible that a trigger event would result in a deemed termination and reissuance of the securities for U.S. federal income tax purposes. In that case, a U.S. Holder might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities on the first date on which a trigger event occurs. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

August 2018	Page 15

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss, whether these instruments are or should be subject to the “constructive ownership” rule (as discussed in this document), and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the possibility of a deemed exchange upon the occurrence of a trigger event, the issues presented by the IRS notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2018	Page 16

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Summary

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. The iShares® MSCI Emerging Markets ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.

Information as of market close on August 31, 2018:

Bloomberg Ticker Symbol:	EEM UP
Current Share Price:	$43.17
52 Weeks Ago:	$44.83
52 Week High (on 1/26/2018):	$52.08
52 Week Low (on 8/15/2018):	$41.51

The following graph sets forth the daily closing prices of the underlying shares for the period from January 1, 2013 through August 31, 2018. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the underlying shares for each quarter in the same period. The closing price of the underlying shares on August 31, 2018 was $43.17. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the underlying shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the underlying shares on any day during the term of the securities, including on the valuation date.

Underlying Shares Daily Closing Prices January 1, 2013 to August 31, 2018

* The red solid line indicates the trigger level of $38.853, which is 90% of the initial share price.

August 2018	Page 17

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2013
First Quarter	45.20	41.80	42.78
Second Quarter	44.23	36.63	38.57
Third Quarter	43.29	37.34	40.77
Fourth Quarter	43.66	40.44	41.77
2014
First Quarter	40.99	37.09	40.99
Second Quarter	43.95	40.82	43.23
Third Quarter	45.85	41.56	41.56
Fourth Quarter	42.44	37.73	39.29
2015
First Quarter	41.07	37.92	40.13
Second Quarter	44.09	39.04	39.62
Third Quarter	39.78	31.32	32.78
Fourth Quarter	36.29	31.55	32.19
2016
First Quarter	34.28	28.25	34.25
Second Quarter	35.26	31.87	34.36
Third Quarter	38.20	33.77	37.45
Fourth Quarter	38.10	34.08	35.01
2017
First Quarter	39.99	35.43	39.39
Second Quarter	41.93	38.81	41.39
Third Quarter	45.85	41.05	44.81
Fourth Quarter	47.81	44.82	47.12
2018
First Quarter	52.08	45.69	48.28
Second Quarter	48.14	42.33	43.33
Third Quarter (through August 31, 2018)	45.03	41.51	43.17

This document relates only to the securities referenced hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any

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With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets IndexSM is described in “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Provisions:
Day count convention:	30/360
Share underlying index:	The MSCI Emerging Markets IndexSM
Denominations:	$1,000 per security and integral multiples thereof
Book entry security or certificated security:	Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.
Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:	One business day prior to the related scheduled coupon payment date; provided that any contingent monthly coupon payable upon early redemption shall be payable to the person to whom the early redemption payment shall be payable.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•    purchase the securities in the original offering; and

•    hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•    certain financial institutions;

•    insurance companies;

•    certain dealers and traders in securities or commodities;

•    investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•    U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•    partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•    regulated investment companies;

•    real estate investment trusts; or

•    tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

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Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•    a citizen or individual resident of the United States;

•    a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Subject to the discussion below concerning the potential application of the “constructive ownership” rule under Section 1260 of the Code, any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of

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With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Potential Application of the Constructive Ownership Rule. Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Code. If this treatment applies, all or a portion of any long-term capital gain of a U.S. Holder in respect of the securities could be recharacterized as ordinary income (the “Recharacterized Gain”), in which case an interest charge will be imposed. The amount of Recharacterized Gain (if any) that would be treated as ordinary income in respect of a security will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of a security over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code). Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.” As a result of certain terms of the securities, such as the leveraged upside payment, it is unclear how to calculate the amount of Recharacterized Gain if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule.

Potential Deemed Taxable Exchange upon the Occurrence of a Trigger Event. It is possible that the occurrence of a trigger event would result in a deemed termination and reissuance of the securities for U.S. federal income tax purposes. In that case, a U.S. Holder might be required to recognize gain or loss (subject to the possible application of the wash sale rules in the case of loss) with respect to the securities on the first date on which a trigger event occurs. U.S. Holders should consult their tax advisers regarding the potential consequences of the occurrence of a trigger event.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a

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Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;

•      a foreign corporation; or

•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•      certain former citizens or residents of the United States; or

•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2019 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with

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With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, if any, the early redemption payment and the payment at maturity shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date and at maturity or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of the underlying shares and/or the share underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:	A day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the

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With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.
Closing price:

Subject to the provisions set out under “Discontinuance of the underlying shares and/or the share underlying index; alteration of method of calculation” below, the closing price for one share of the underlying shares (or one unit of any other security for which a share price must be determined) on any trading day means:

(i)   if the underlying shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the underlying shares (or any such other security) are listed,

(ii)   if the underlying shares (or any such other security) are securities of the Nasdaq, the official closing price of the underlying shares published by the Nasdaq on such day, or

(iii)  if the underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for the underlying shares.

If the underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the underlying shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day.  If a market disruption event (as defined below) occurs with respect to the underlying shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for the underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.  Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA.  See “Discontinuance of the underlying shares and/or the share underlying index; alteration of method of calculation” below.

Market disruption event:

With respect to the underlying shares, market disruption event means:

(i) the occurrence or existence of any of:

(a)   a suspension, absence or material limitation of trading of the underlying shares on the primary market for the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying shares as a result of which the reported trading prices for the underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b)   a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for the underlying shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c)   the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i)

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Principal at Risk Securities

above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the underlying shares, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the underlying shares or in the futures or options contract related to the share underlying index or the underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the underlying shares, see “Discontinuance of the underlying shares and/or the share underlying index; alteration of method of calculation” below.

Postponement of the valuation date:

The valuation date is subject to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If the scheduled valuation date is not a trading day or if there is a market disruption event on such day, the valuation date shall be the next succeeding trading day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five trading days immediately succeeding the scheduled valuation date, then (i) such fifth succeeding trading day shall be deemed to be the valuation date, notwithstanding the occurrence of a market disruption event on such day and (ii) with respect to such fifth trading day on which a market disruption event occurs, the calculation agent shall determine the closing price of the underlying shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for the underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Discontinuance of the underlying shares and/or the share underlying index; alteration of method of calculation:

If trading in the underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the iShares® MSCI Emerging Markets ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of the underlying shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for the underlying shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the underlying shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price for the underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written

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With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants..

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any relevant date of calculation, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the underlying shares for such date.  Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments:

The adjustment factor with respect to the underlying shares will be adjusted as follows:

If the underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the underlying shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the underlying shares.

No adjustment to the adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor upon written request by any investor in the securities.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•   the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•   the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or

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Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•   no quotation of the kind referred to above is obtained, or

•   every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the valuation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•   A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•   P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued. The costs of the securities borne by you and described beginning on page 3 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities, by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the underlying shares and in futures and/or options contracts on the underlying shares or any component stocks of the share underlying index. Such purchase activity could have increased the initial share price and, therefore, could have increased (i) the trigger level, which is the value at or above which the underlying shares must close on each day during the first year of the term of the securities so that you receive a contingent monthly coupon on the securities, and (ii) the value at or above which the underlying shares must close on the valuation date (if the securities are not redeemed prior to maturity) so that you do not lose some or all of your investment at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying shares during the term of the securities and accordingly, the payment to you at maturity, if any, and whether we pay a contingent coupon on the securities.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts

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Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser

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Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

      or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. will act as the agent for this offering and will not receive a sales commission in connection with sales of the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying shares in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable

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Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Selling restrictions:

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the securities:

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2017

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Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the iShares® MSCI Emerging Markets ETF due September 6, 2023

With Contingent Monthly Coupons Potentially Payable During Only the First Year of the Term of the Securities

Principal at Risk Securities

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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